Exhibit 21

TETRA Technologies, Inc.

List of Subsidiaries or Other Related Entities

December 31, 2012

Name	Jurisdiction

Compressco, Inc.	Delaware
Compressco Field Services, LLC	Oklahoma
Compressco Partners GP Inc.	Delaware
Compressco Partners, L.P.	Delaware
Compressco Partners Sub, Inc.	Delaware
Compressco Partners Operating, LLC	Delaware
Compressco Australia Pty Ltd.	Australia
Compressco Field Services International LLC	Delaware
Compressco de Argentina SRL	Argentina
Compressco International, LLC	Delaware
Compressco Holdings, LLC	Delaware
Compressco Leasing, LLC	Delaware
Compressco Netherlands Cooperatief U.A.	Netherlands
Compressco Netherlands B.V.	Netherlands
Compressco Canada, Inc.	Alberta
Compressco Mexico Investment I, LLC	Delaware
Compressco de Mexico S. de RL de C.V.	Mexico
Compressco Mexico Investment II, LLC	Delaware
Providence Natural Gas, LLC	Oklahoma
Production Enhancement Mexico, S.A. de C.V.	Mexico

TETRA Applied Holding Company	Delaware
TETRA Applied Technologies, LLC	Delaware
EPIC Diving & Marine Services, LLC	Delaware
Maritech Resources, LLC	Delaware
T-Production Testing, LLC	Texas
TETRA Production Testing Services, LLC	Delaware
TETRA Financial Services, Inc.	Delaware
Kemax B.V.	Netherlands
TETRA-Hamilton Frac Water Services, LLC	Oklahoma
TETRA International Incorporated	Delaware
Ahmad Albinali & TETRA Arabia Company Ltd. (LLC)	Saudi Arabia
TETRA de Argentina SRL	Argentina
TETRA de Mexico, S.A. de C.V.	Mexico
TETRA Foreign Investments, LLC	Delaware
TETRA International Holdings, B.V.	Netherlands
TETRA Completion Services Holding B.V.	Netherlands
TETRA Completion Services B.V.	Netherlands
T-International Holding C.V.	Netherlands
TETRA Netherlands, B.V.	Netherlands
TETRA Chemicals Europe AB	Sweden
TETRA Chemicals Europe OY	Finland
EMC[2] S.r.l	Italy
TETRA Egypt (LLC)	Egypt
TETRA Equipment (Labuan) Ltd.	Malaysia
TETRA Investments Company U.K. Ltd.	United Kingdom
Optima Solutions Holding Limited	United Kingdom
Optima Solutions U.K. Limited	United Kingdom
TNBV Oilfield Services Ltd.	British Virgin Islands
Well TETRA for Well Services LLC	Iraq
TETRA Technologies Australia Pty Ltd.	Australia
TETRA Technologies de Mexico, S.A. de C.V.	Mexico
TETRA Technologies de Venezuela, S.A.	Venezuela
TETRA Technologies do Brasil, Limitada	Brazil
TETRA Technologies (U.K.) Limited	United Kingdom
TETRA Technologies Nigeria Limited	Nigeria
TETRA International Employment Co. Ltd.	Cayman Islands
Tetra-Medit Oil Services (Libya)	Libya
TETRA Madeira Unipessoal Lda	Portugal
TETRA (Thailand) Limited	Thailand
TETRA Yemen for Oilfield Services Co., Ltd.	Yemen
Greywolf Energy Services Ltd.	Canada
TETRA Process Services, L.C.	Texas
TSB Offshore, Inc.	Delaware
TETRA Micronutrients, Inc.	Texas